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                                 EXHIBIT 4.10

                     CITADEL COMPUTER SYSTEMS INCORPORATED
                            STOCK OPTION AGREEMENT

     THIS AGREEMENT is made and entered into as of the ___/th/ day of ____, 199 , between Citadel Computer Systems Incorporated, a Delaware corporation (the "Corporation"), and ___________-(the "Holder") in connection with the grant of an option to purchase common stock of the Corporation.

                             W I T N E S S E T H:

     WHEREAS, the Holder is an officer and director of the Corporation;

     WHEREAS, in connection with the services Holder has provided to the Corporation as an officer and director, the Corporation desires to grant the Holder an option to purchase shares of common stock ("Stock") of the Corporation under terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Agreement between the Corporation and the
Holder:

     1.  DEFINITIONS.  For purposes of this Agreement, defined terms shall have
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the meanings specified below:

     1.1 "AGREEMENT" shall mean this document as executed by the Corporation and the Holder, and as it may be subsequently amended.

     1.2 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar or superseding statute or statutes.

     1.2 "OPTION" shall mean the stock option granted pursuant to this Agreement; such Option is a "nonstatutory option" and does not satisfy the requirements of section 422 of the Internal Revenue Code (the "Code").

     1.3 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar or superseding statute or statutes.

     1.4  "STOCK" shall mean the common stock of the Corporation, par value
$.01.

     2.  GRANT OF OPTION.  Subject to the terms and conditions set forth in this
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Agreement, the Corporation grants to the Holder an Option to purchase from the
Corporation during the period ending July __, ______, _________shares of Stock at a price of $.____ per share, taking into account the 4.5 shares issued per share in connection with the Corporation's merger with LoneStar Hospitality Corporation and the one-for-two reverse stock split effective May 1, 1996, and subject to further adjustment, if any, as provided in this Agreement. This Option is exercisable with respect to the shares of Stock as of the date hereof.

     3.  NOTICE OF EXERCISE.  This Option may be exercised in whole or in part,
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from time to time, during the period specified in PARAGRAPH 2, by written notice to the Corporation at the address provided in this Agreement.  Such notice shall
(a) specify the number of shares of Stock to be purchased and the exercise price to be paid for such shares; (b) if the person exercising this Option is not the Holder himself, contain or be accompanied by evidence satisfactory to the Corporation of such person's right to exercise this Option; and (c) be accompanied by payment in full of the purchase price in the form of cash or a certified cashier's check to the order of the Corporation or pursuant to a cashless exercise through a broker/dealer.

     4.  INVESTMENT INTENT.  The Holder agrees that, until the shares of stock
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acquired upon exercise of this Option have been registered under the Securities
Act, the shares shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering

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thereof within the meaning of the Securities Act or other applicable securities laws. If the shares are not registered and Board of Directors so determines, any Stock certificates issued upon exercise of this Option shall bear a legend to the effect that the shares have been so acquired. The Corporation shall bear any expenses of complying with the Securities Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Option or any shares of Stock acquired upon the exercise of this Option. The foregoing restrictions on the transfer of the shares of Stock shall be inoperative if (a) the Corporation previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Securities Act or other applicable securities laws, or (b) the shares of Stock shall have been duly registered in compliance with the Securities Act and other applicable securities laws.

     5.  TRANSFER AND EXERCISE OF OPTION.  This Option shall not be transferable
         --------------------------------
except by will or by the laws of descent and distribution. No assignment or transfer of this Option, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in this Option. During the Holder's lifetime, this Option may be exercised only by him, his guardian or his legal representative.
Notwithstanding the foregoing, the shares underlying this Option may be transferred upon registration or exemption from registration under the Act.

     6.  STATUS OF HOLDER.  The Holder shall not be deemed a stockholder of the
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Corporation with respect to any of the shares of Stock subject to this Option, except to the extent that such shares shall have been purchased and transferred to him. The Corporation shall not be required to issue or transfer any certificates for shares of Stock purchased upon exercise of this Option until all applicable requirements of law have been satisfied and such shares shall have been duly listed on any securities exchange on which the Stock may then be listed or approved for quotation.

     7.  NO EFFECT ON CAPITAL STRUCTURE.  This Option shall not affect the right
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of the Corporation or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

     8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER, ETC.
         --------------------------------------------------------
Notwithstanding any other provision of this Agreement, in the event of any change in the number of outstanding shares of Stock

     (a) effected without receipt of consideration by the Corporation, by reason of a stock dividend, split, combination, exchange or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, or


     (b) by reason of a spin-off of a part of the Corporation into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Corporation of a separate entity,

(1) the aggregate number and class of shares subject to this Option and (2) the exercise price of this Option shall be automatically adjusted to accurately and equitably reflect the effect of such changes. In the event of a dispute concerning such adjustment, the Committee shall have full discretion to resolve the dispute. The number of shares subject to this Option shall be automatically reduced by any fraction which results from any adjustment made pursuant to this Paragraph.

     10.  AUTHORITY OF BOARD OF DIRECTORS.  Any question concerning the
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interpretation of this Agreement, any adjustments required to be made under this
Agreement, and any controversy which may arise under this Agreement shall be determined by the Board of Directors in its sole discretion.

     11.  NOTICE.  Whenever any notice is required or permitted under this
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Agreement, such notice must be in writing and delivered (personally or by courier), telecopied (if confirmed) or sent by mail. Any notice required or permitted to be delivered under this Agreement shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this

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Agreement.  The Corporation or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance with this Agreement, the Corporation and the Holder specify their respective addresses as set forth below:

     Corporation:        Citadel Computer Systems Incorporated
                         3811 Turtle Creek Boulevard, Suite 330
                         Dallas, Texas   75219

     Holder:



     12. MODIFICATION, EXTENSION AND RENEWAL OF OPTION. The Board of Directors may modify, extend or renew this Option or accept the surrender of this Option, (to the extent not previously exercised), and authorize the granting of a substitute Option (to the extent not previously exercised). The Board of Directors may not, without the consent of the Holder, modify this Option so as to specify a higher or lower exercise price or number of shares. In addition, no modification of this Option shall, without the consent of the Holder, alter or impair any rights or obligations under this Option to Holder.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and the Holder has executed this Agreement on the day and year first above written.


CORPORATION

CITADEL COMPUTER SYSTEMS INCORPORATED


By: ___________________________________________

HOLDER


_____________________________________

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